Exhibit 3.1

BARRICK GOLD CORPORATION

COMMON SHARES

UNDERWRITING AGREEMENT

September 9, 2009

September 9, 2009

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Barrick Gold Corporation, an Ontario corporation (“Barrick”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 94,750,000 common shares (each, a “Common Share”) in the capital of Barrick (the “Firm Shares”) and, at the option of the Underwriters, up to an additional 14,212,500 Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are referred to herein, collectively, as the “Shares”. RBC Dominion Securities Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc and Scotia Capital Inc. shall act as representatives of the several Underwriters (the “Representatives”).

Pursuant to the applicable securities laws of each of the provinces and territories of Canada (the “Qualifying Jurisdictions”) and the respective rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in each of the Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”), Barrick has filed a preliminary short form prospectus in both the English and French languages with the securities regulatory authorities in each of the Qualifying Jurisdictions (the “Canadian Securities Commissions”) relating to the distribution of the Shares (such short form prospectus, including the documents incorporated by reference therein, the “Initial Canadian Preliminary Prospectus”) and will obtain a receipt therefor issued by the Ontario Securities Commission (the “Reviewing Authority”), which is deemed to also be a receipt of the other Canadian Securities Commissions pursuant to Multilateral Instrument 11-102 — Passport System (a “Passport Receipt”). In addition, Barrick has filed with the United States Securities and Exchange Commission (the “SEC”) (i) a registration statement on Form F-10 (File No. 333-161788) registering the distribution of the Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC (such registration statement, including the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”), and (ii) a pre-effective amendment to the Initial Registration Statement, solely for the purpose of increasing the amount of securities registered thereunder (the “Amendment No. 1 to the Registration Statement”).

Barrick shall, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus in both the English and French languages (such short form prospectus, including the documents incorporated by reference therein, the

“Amended and Restated Canadian Preliminary Prospectus”) and all other required documents and obtain a Passport Receipt therefor in accordance with Section 5(a) hereof. Barrick shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC an additional amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC (such amended Initial Registration Statement, including the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”).

Barrick shall prepare and, forthwith after any comments with respect to the Canadian Preliminary Prospectus (as hereinafter defined) have been received from and have been resolved with the Reviewing Authority, and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws, file with each of the Canadian Securities Commissions a final short form prospectus in both the English and French languages (such short form prospectus, including the documents incorporated by reference therein, the “Canadian Final Prospectus”) and all other required documents, in order to qualify for distribution to the public the Shares in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters, and obtain a Passport Receipt therefor in accordance with Section 5(a) hereof. Barrick will also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a further amendment to the Initial Registration Statement, including the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC (such amended registration statement, including the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 3 to the Registration Statement”), which Amendment No. 3 to the Registration Statement will become effective under the U.S. Securities Act upon the filing thereof pursuant to Rule 467(a) under the U.S. Securities Act (such registration statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

Barrick has also prepared and filed with the SEC an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

For purposes of this Agreement, “Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus; “Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including any amendment to the documents incorporated by reference therein; “Canadian Offering Documents” means each of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary

Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment; “U.S. Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Amendment No. 2 to the Registration Statement, including the documents incorporated by reference therein; “U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein; “U.S. Registration Statement Amendment” means any amendment to the Amendment No. 2 to the Registration Statement (other than the Amendment No. 3 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the distribution of the Shares; “U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment; “U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Amendment No. 3 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus; and “Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents.

In addition, for purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the U.S. Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the U.S. Securities Act that has been made available without restriction to any person.

1. Barrick represents and warrants to, and agrees with, each of the Underwriters that:

(a) Barrick meets the requirements under the Securities Act (Ontario) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Ontario, including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions (the “Ontario Securities Laws”), for the distribution of the Shares in each of the Qualifying Jurisdictions. No order having the effect of ceasing or suspending the distribution of the Shares has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of Barrick’s knowledge, threatened by the Reviewing Authority;

(b) Barrick meets the general eligibility requirements for use of Form F-10 under the U.S. Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best of Barrick’s knowledge, threatened by the SEC;

(c) Each document filed or to be filed with the Reviewing Authority and incorporated by reference in any Canadian Offering Document, when such document was or is filed with the Reviewing Authority, complied as to form or will comply as to form when so filed in all material respects with the applicable requirements of the Ontario Securities Laws, except in those respects for which exemptive relief has been obtained, and none of such documents, as of their respective dates, contained or will contain an untrue statement of material fact or omitted or will omit to state a material fact required to be stated therein or that is necessary to make a statement therein not misleading in the light of the circumstances under which it was made; each document filed or to be filed with the SEC and incorporated by reference in any U.S. Offering Document, when such document was or is filed with the SEC, conformed or will conform in all material respects to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and the rules and regulations of the SEC thereunder and none of such documents, as of their respective dates, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which it was made;

(d) The Initial Canadian Preliminary Prospectus and the Amended and Restated Canadian Preliminary Prospectus conform, and the Canadian Final Prospectus and any Canadian Prospectus Amendment, if applicable, will conform, in all material respects with the applicable requirements of Ontario Securities Laws; the Initial Canadian Preliminary Prospectus and the Amended and Restated Canadian Preliminary Prospectus, as of their respective filing dates, did not, and the Canadian Final Prospectus and any Canadian Prospectus Amendment, if applicable, as of their respective filing dates and as of the Closing Date and as of the Additional Closing Date, if applicable, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Initial Canadian Preliminary Prospectus and the Amended and Restated Canadian Preliminary Prospectus, as of their respective filing dates, constituted, and the Canadian Final Prospectus and any Canadian Prospectus Amendment, if applicable, as of their respective filing dates and as of the Closing Date and as of the Additional Closing Date, if applicable, will constitute, full, true and plain disclosure of all material facts relating to the Shares and Barrick within the meaning of the Securities Act (Ontario); provided, however, that this representation and warranty shall not apply to any statements or omissions contained in any Canadian Offering Document made in reliance upon and in conformity with information furnished in writing to Barrick by or on behalf of an Underwriter through the Representatives expressly for use therein;

(e) (i) The Registration Statement, at the time the Registration Statement becomes effective (the “Effective Time”), and the U.S. Final Prospectus, as of its date and as of the Closing Date and as of the Additional Closing Date, if applicable, will conform in all material respects to the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder; (ii) the Registration Statement, at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the U.S. Final Prospectus, as of its date (including the Effective Time) and as of the Closing Date and as of the Additional Closing Date, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) each broadly available road show, if any, when considered together with the U.S. Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Barrick by or on behalf of an Underwriter through the Representatives expressly for use in any U.S. Offering Document. The U.S. Preliminary Prospectus conforms to the Canadian Preliminary Prospectus and the U.S. Final Prospectus and any U.S. Amended Prospectus, if applicable, will conform to the Canadian Final Prospectus and the related Canadian Prospectus Amendment, respectively, in each case except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC. The Form F-X conforms in all material respects with the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act;

(f) At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time after the filing of the Registration Statement that Barrick or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the U.S. Securities Act) of the Shares and at the date hereof, Barrick was not and is not an “ineligible issuer,” as defined in Rule 405 under the U.S. Securities Act. Any free writing prospectus that Barrick is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder. Each free writing prospectus that Barrick has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or that was prepared by or behalf of or used or referred to by Barrick complies or will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, Barrick has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus;

(g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Barrick and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by each of the Offering Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(h) Barrick and each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the U.S. Securities Act) (the “Significant Subsidiaries”) of Barrick has been duly incorporated or otherwise organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Offering Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of Barrick and its subsidiaries considered as one enterprise (a “Material Adverse Effect”);

(i) The authorized capital of Barrick consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), and (B) one has been designated as “$0.126

Non-cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First Preferred Shares, Series B”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-cumulative Redeemable Exchangeable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of September 8, 2009, Barrick had 873,909,330 common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, and no Second Preferred Shares issued and outstanding;

(j) The Shares have been duly authorized for issuance to the Underwriters pursuant to this Agreement and, when issued and delivered by Barrick against payment of the consideration set forth herein, the Shares will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in each of the Offering Documents; the issuance of the Shares is not subject to the preemptive or similar rights of any person;

(k) The issue and sale of the Shares, the execution and delivery of and the compliance by Barrick with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of the provisions of the articles, by-laws or other constating documents of Barrick and, except as would not individually or in the aggregate have a Material Adverse Effect, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Barrick or any of its subsidiaries is a party or by which Barrick or any of its subsidiaries is bound or to which any of the property or assets of Barrick or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Barrick or any of its subsidiaries or any of their properties (“Governmental Agency”); and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency (“Governmental Authorization”) is required for the issue and sale of the Shares or the consummation by Barrick of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the laws of the provinces and territories of Canada and the U.S. Securities Act and such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) None of Barrick or any of its Significant Subsidiaries is in violation of its articles, by-laws or other constating documents and neither Barrick nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not individually or in the aggregate have a Material Adverse Effect;

(m) The statements set forth in each of the Offering Documents under the heading “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Shares, are fair and adequate summaries of the matters referred to therein;

(n) Barrick or one of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in each of the Offering Documents is located, in the ore bodies and mineral inventories and the milling, smelting and refining facilities as described in each of the Offering Documents (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit Barrick or one of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, Barrick or one of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other presently required rights and interests granting Barrick or one of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from each mining property described in each of the Offering Documents, all as referred to in each of the Offering Documents, with only such exceptions as are described in each of the Offering Documents or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and rights which, if not kept in good standing, would not have a Material Adverse Effect;

(o) Barrick has filed with the Reviewing Authority all of the technical reports required to be filed under National Instrument 43-101 – Standards of Disclosure for Mineral Projects in respect of each property material to Barrick and all public disclosure made by Barrick regarding its material properties complies with the requirements of that National Instrument;

(p) Except as disclosed in each of the Offering Documents, or except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) Barrick and its subsidiaries have complied with all Environmental Laws, (ii) neither Barrick nor any of its subsidiaries has received notice of any failure to comply with all Environmental Laws, and (iii) Barrick and its subsidiaries do not produce or manage any Materials of Environmental Concern in violation of Environmental Laws.

For the purposes of this subsection, the following terms shall have the following meaning: “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Agency or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, including, without limitation, liabilities and responsibilities in respect of the discharge, emission, deposit, release, handling, storage, transport and remediation of Materials of Environmental Concern, as now may be in effect. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, contaminants, pollutants or any hazardous or toxic substances, materials or wastes or other substances defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Requirements of Law” means the certificate of incorporation and by-laws or other organizational or governing documents of Barrick and its subsidiaries, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Agency, in each case binding upon Barrick, any of its subsidiaries or any of their property;

(q) Other than as set forth in each of the Offering Documents, there are no legal or governmental proceedings pending to which Barrick or any of its subsidiaries is a party or of which any property of Barrick or any of its subsidiaries is subject which would reasonably be expected to result in a Material Adverse Effect; and, to Barrick’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(r) Barrick is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Documents, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) To the best of Barrick’s knowledge, PricewaterhouseCoopers LLP, who have reported on the financial statements of Barrick and its subsidiaries incorporated by reference in each of the Offering Documents, are independent with respect to Barrick within the meaning of Section 152 of the Business Corporations Act (Ontario) and Ontario Securities Laws and are independent public accountants as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder;

(t) This Agreement has been duly authorized, executed and delivered by Barrick, and is a legal, valid and binding obligation of Barrick enforceable against Barrick in accordance with its terms subject to bankruptcy, insolvency, creditor arrangement laws and laws affecting creditors’ rights generally and equitable relief and except as rights to indemnity and contribution may be limited by applicable laws;

(u) Neither Barrick nor any of its subsidiaries or majority-owned affiliates, nor, to Barrick’s knowledge, any director, officer, employee, agent or representative of Barrick or of any of its subsidiaries or majority-owned affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and Barrick and its subsidiaries and majority-owned affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(v) The operations of Barrick and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering statutes of jurisdictions where Barrick and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Barrick or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Barrick, threatened;

(w) Neither Barrick nor any of its subsidiaries nor, to the knowledge of Barrick, any director or officer of Barrick or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

Neither Barrick nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(x) Barrick will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Shares or any security of Barrick that is a “connected security” (as defined in OSC Rule 48-501 – Trading during Distributions, Formal Bids and Share Exchange Transactions) in respect of the Shares, in connection with the offering of the Shares;

(y) The Common Shares that are currently issued and outstanding are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and are listed on the New York Stock Exchange (the “NYSE”), and Barrick is not in default of its listing requirements on the TSX or the NYSE in any material respect; and

(z) CIBC Mellon Trust Company through its offices in the city of Toronto, Ontario has been duly appointed as the Canadian registrar and transfer agent for the Common Shares, and BNY Mellon Shareowner Services through its offices in New York, New York has been duly appointed as the U.S. registrar and transfer agent for the Common Shares.

2. Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in connection with the offering of the Shares, and each such Underwriter may determine the remuneration payable to such Selling Firm. Subject to the terms and conditions set forth in this Agreement and the Offering Documents, the Underwriters may offer the Shares, directly and through Selling Firms or any affiliate of an

Underwriter, (i) in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws, (ii) in the United States pursuant to applicable United States federal and state securities laws, and (iii) in any jurisdiction outside of Canada and the United States in accordance with applicable securities laws in such other jurisdiction, in each case as set forth in the Offering Documents; each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing. The Representatives will notify Barrick when, in their opinion, the distribution of the Shares has terminated and will provide to Barrick, as soon as practicable after the distribution of the Shares has terminated, a breakdown of the number of Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions. Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to Barrick under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm, as the case may be, if the former Underwriter is not also in default.

3. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained herein, Barrick agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from Barrick the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto at a price per share of US$36.95 (the “Purchase Price”).

In consideration of the agreement on the part of the Underwriters to purchase the Shares and to offer them to the public pursuant to the Offering Documents, the Representatives, on behalf of the Underwriters, shall be entitled to receive from the Corporation at the time of closing on the Closing Date (as hereinafter defined) or the Additional Closing Date (as hereinafter defined), as applicable, a fee equal to 3.50% of the gross proceeds from the Shares purchased at the time of closing on the Closing Date or the Additional Closing Date, as applicable.

In addition, Barrick agrees to issue and sell the Additional Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from Barrick the Additional Shares at the Purchase Price.

If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from Barrick by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Additional Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the Closing Date, by written notice from the Representatives to Barrick. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

4. Closing of the offering of the Shares shall occur, (i) in the case of the Firm Shares, at the offices of Davies Ward Phillips & Vineberg LLP in Toronto, Ontario, or such other location as may be mutually acceptable, at 8:30 a.m., New York City time, on September 23, 2009 or at such other time on the same date or such other date as shall be agreed upon by the Representatives and Barrick in writing, but in any event shall be no later than October 21, 2009, or (ii) in the case of the Additional Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Shares. The time and date of such closing in respect of the Firm Shares is referred to herein as the “Closing Date” and the time and date for such closing in respect of the Additional Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made by wire transfer in immediately available funds to the account specified by Barrick to the Representatives against delivery of the Shares (or the certificate or certificates representing the Shares) to be purchased on such date to the Representatives for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.

5. Barrick agrees with each of the Underwriters:

(a) (x) Not later than 5:00 p.m. (E.D.T.) on September 9, 2009, to obtain a Passport Receipt with respect of the Initial Canadian Preliminary Prospectus, (y) not later than 5:00 p.m. (E.D.T.) on September 9, 2009, to obtain a Passport Receipt in respect of the Amended and Restated Canadian Preliminary Prospectus and file the Amendment No. 2 to the Registration Statement with the SEC, and (z) to prepare the Canadian Final Prospectus, the Amendment No. 3 to the Registration Statement and the U.S. Final Prospectus in a form approved by the Representatives and (i) forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the Reviewing Authority, but not later than September 17, 2009 (or such later time and date as may be agreed to in writing by Barrick and the Underwriters), to obtain a Passport Receipt with respect to the Canadian Final Prospectus or otherwise fulfill all legal requirements to enable the Shares to be offered and sold to the public in the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and (ii) immediately after filing the Canadian Final Prospectus with the Reviewing Authority, file the Amendment No. 3 to the Registration Statement with the SEC, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act; except as required by applicable law, not to file any Canadian Prospectus Amendment, U.S. Registration Statement Amendment or U.S. Prospectus Amendment prior to the Closing Date unless such amendment is approved by the Representatives promptly after reasonable notice thereof, provided, however, such approval shall not be unreasonably withheld; to advise the

Representatives promptly of any such amendment and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Barrick with the Canadian Securities Commissions pursuant to Canadian Securities Laws and the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, (A) of the time when any Canadian Prospectus Amendment has been filed or receipted, when any U.S. Registration Statement Amendment has been filed or becomes effective or any U.S. Prospectus Amendment has been filed, in each case, as applicable, with the Canadian Securities Commissions or the SEC, (B) of the issuance by any Canadian Securities Commission or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the effectiveness of the Registration Statement, (C) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or (D) of any request by any Canadian Securities Commission or the SEC for the amending or supplementing of the Offering Documents or for additional information relating to the Shares; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as reasonably required to complete the distribution of such Shares, provided that in connection therewith Barrick shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To deliver to the Representatives, without charge, (i) signed copies, in the English and French languages, of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, and (ii) signed copies of the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Amendment No. 3 to the Registration Statement and any U.S. Registration Statement Amendment.

(d) To deliver to each Underwriter, without charge, as many commercial copies as such Underwriter may from time to time reasonably request of (i) the Amended and Restated Canadian Preliminary Prospectus, in the English and French languages, (ii) the Canadian Final Prospectuses, in the English and French languages, (iii) the U.S. Preliminary Prospectus, and (iv) the U.S. Final Prospectus, excluding in each case the documents incorporated by reference therein.

(e) If the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus are being used to solicit offers to buy the Shares at a time when the Canadian Final Prospectus and the U.S. Final Prospectus are not yet available to prospective purchasers and any event shall occur or condition or fact (if applicable) exist as a result of which it is necessary to (i) amend or supplement the Canadian Preliminary Prospectus in order for it to contain full, true and plain disclosure of all material facts relating to Barrick and the Shares within the meaning of the Securities Act (Ontario) or to not contain a misrepresentation within the meaning of the Securities Act (Ontario) or in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) amend or supplement the U.S. Preliminary Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus or to file under Canadian Securities Laws or the U.S. Exchange Act any document incorporated by reference in such prospectuses in order to comply with Canadian Securities Laws, the U.S. Securities Act or the U.S. Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such prospectus which will correct such statement or omission or effect such compliance;

(f) If the delivery of a prospectus is required in connection with the offering or sale of the Shares at any time subsequent to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus with the Canadian Securities Commissions and the SEC, respectively, and if any event shall occur or condition or fact (if applicable) exist as a result of which it is necessary to (i) amend or supplement the Canadian Final Prospectus in order for it to contain full, true and plain disclosure of all material facts relating to Barrick and the Shares within the meaning of the Securities Act (Ontario) or to not contain a misrepresentation within the meaning of the Securities Act (Ontario) or in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) amend or supplement the U.S. Final Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the Canadian Final Prospectus or the U.S. Final Prospectus or to file under Canadian Securities Laws or the Exchange Act any document incorporated by reference in such prospectuses in order to comply with Canadian Securities Laws, the U.S. Securities Act or the U.S. Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such prospectuses which will correct such statement or omission or effect such compliance;

(g) To deliver to the Representatives and counsel for the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by Barrick, and not to use or refer to any proposed free writing prospectus to which the Representatives may reasonably object;

(h) Not to take any action that would result in an Underwriter or Barrick being required to file with the SEC pursuant to Rule 433(d) under the U.S. Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(i) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the

U.S. Securities Act) of the Registration Statement, an earnings statement of Barrick and its subsidiaries (which need not be audited) complying with Section 11(a) of the U.S. Securities Act and the rules and regulations of the SEC thereunder (including Rule 158);

(j) To use its reasonable best efforts to obtain the conditional listing of the Shares on the TSX by the Closing Date, subject only to standard listing conditions, and to use its reasonable best efforts to have the Shares listed and admitted and authorized for trading on the NYSE by the Closing Date, subject only to the official notice of issuance;

(k) To use the net proceeds from the offering of the Shares as described in the Offering Documents;

(l) That it will not, without the prior written consent of the Representatives on behalf of the Underwriters, (a) issue, offer, sell, secure, pledge, grant any option, right or warrant to purchase or otherwise lend, transfer or dispose of directly or indirectly (or agree to do any such things or announce any intention to do any such things), any equity securities of Barrick or any securities convertible into or exchangeable or exercisable for equity securities of Barrick, or (b) make any short sale, engage in any hedging transactions, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in this Section 5(l) is to be settled by delivery of Common Shares, other securities, cash or otherwise, in each case for a period commencing on the date hereof and ending on the date that is 60 days following the Closing Date; provided, however, that Barrick may (i) issue Common Shares or options, rights or other securities convertible into or exercisable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, dividend reinvestment plan or other equity plan in effect on the date hereof; or (ii) issue Common Shares issuable upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof; or (iii) issue Common Shares or other securities convertible into Common Shares in connection with an acquisition of a business or entity, a consolidation, merger, combination or plan of arrangement, or a transaction or series of transactions entered into in response to an unsolicited bid by a third party to engage in any of the foregoing transactions, provided that, except in the circumstances of an unsolicited bid, any such securities issued may not be subsequently disposed of until 60 days after the date of this Agreement; and

(m) That, during the period commencing on the date hereof and ending on the Closing Date, and if notice is provided to Barrick pursuant to Section 3 hereof to exercise the option to purchase Additional Shares, the period commencing on the date of such notice and ending on the Additional Closing Date, Barrick shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations under Canadian Securities Laws as underwriters and, in the case of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

6. Barrick covenants and agrees with the several Underwriters that Barrick will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Barrick’s counsel and accountants in connection with the filing of the Canadian Offering Documents with the Canadian Securities Commissions, the registration of the Shares under the U.S. Securities Act, the listing of the Shares on the TSX and the NYSE, and all other expenses in connection with the preparation, translation, printing and filing of the Offering Documents, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification under state securities laws and in connection with any Blue Sky Memoranda; (iii) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including the costs incurred in connection with the preparation and delivery of any definitive certificates representing the Shares). It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, including the expenses of any “tombstone advertisement” related to the offering of the Shares; provided, however, that no such tombstone advertisement shall be published without the prior approval of Barrick, which approval shall not be unreasonably withheld.

7. The obligations of the Underwriters under this Agreement to purchase the Firm Shares on the Closing Date or the Additional Shares on the Additional Closing Date, as the case may be, shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of Barrick in this Agreement are, at and as of the Closing Date or the Additional Closing Date, as the case may be, true and correct, the condition that Barrick shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Barrick shall have complied with its obligations under subsections 5(a)(x), 5(a)(y) and 5(a)(z) hereof; no order having the effect of ceasing or suspending the distribution of the Shares or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of any prospectus relating to the Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the SEC; and all requests for additional information on the part of any Canadian Securities Commission or the SEC shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives. Skadden, Arps, Slate, Meagher & Flom LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America;

(c) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives. Osler, Hoskin & Harcourt LLP may limit their opinion to matters arising under the laws of the Province of Ontario and the federal laws of Canada applicable therein;

(d) Davies Ward Phillips & Vineberg LLP, Canadian counsel for Barrick, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that:

(i) Barrick is a corporation existing under the Business Corporations Act (Ontario);

(ii) Barrick has the corporate power and authority necessary to own, lease and operate its properties and carry on its business as described in the Canadian Final Prospectus and the U.S. Final Prospectus, and to execute, deliver and perform its obligations under this Agreement;

(iii) Barrick is eligible to file a short form prospectus with respect to the Shares under Ontario Securities Laws;

(iv) The authorized capital of Barrick consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), and (B) one has been designated as “$0.126 Non-cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First Preferred Shares, Series B”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-cumulative Redeemable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of the close of business on the business day immediately preceding the Closing Date, Barrick had [            ] common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, and no Second Preferred Shares issued and outstanding (for purposes of the opinion expressed in this clause (iv) as it relates to the number of common shares of Barrick issued and outstanding, such counsel may rely exclusively on a certificate from the transfer agent and registrar of Barrick, and, as such opinion relates to the number of First Preferred Shares, Series A, First Preferred Shares, Series B, and Second Preferred Shares issued and outstanding, such counsel may rely exclusively on a certificate of an officer of Barrick);

(v) This Agreement, and the performance of Barrick’s obligations hereunder, has been duly authorized by all necessary corporate action on the part of Barrick;

(vi) This Agreement has been duly executed and delivered by Barrick, and constitutes a valid and legally binding obligation of Barrick enforceable against Barrick by the Underwriters in accordance with its terms;

(vii) The execution and delivery by Barrick of this Agreement and the performance by Barrick of its obligations hereunder will not contravene:

A.	any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein,

B.	the articles or bylaws of Barrick,

C.

the agreements or instruments set forth in Schedule A to such counsel’s opinion (which schedule shall list all agreements and instruments of Barrick and any subsidiary of Barrick governed by the laws of the Province of Ontario, which have been identified by Barrick as being material to Barrick and its subsidiaries, considered as one enterprise); or

D.

any judgment, order or decree listed in Schedule B to such counsel’s opinion (which schedule shall list all judgments, orders and decrees against Barrick and any subsidiary of Barrick of any Canadian federal or Ontario governmental body, agency or court having jurisdiction over Barrick or any of its subsidiaries which have been identified by Barrick as being material to Barrick and its subsidiaries, considered as one enterprise);

(viii) All necessary documents have been filed, all necessary proceedings have been taken and all necessary legal requirements have been fulfilled by or under the laws of Qualifying Jurisdictions to qualify the Shares for sale to the public in each of such Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such Qualifying Jurisdictions who have complied with the relevant provisions of such laws;

(ix) The statements as to matters of the federal laws of Canada set out in the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” are accurate in all material respects, subject to the limitations and qualifications stated or referred to in such prospectuses;

(x) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by Barrick to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada), provided that the Underwriter deals at arm’s length with Barrick (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

(xi) No goods and services tax imposed under the federal laws of Canada or provincial taxes under the laws of the Province of Ontario will be payable by Barrick or collectable by an Underwriter in respect of the payment of commissions as contemplated by this Agreement to an Underwriter that is not a resident of Canada, provided that such commissions are in respect of services performed by the Underwriter wholly outside of Canada or the resale of Shares by an Underwriter to U.S. residents;

(xii) No stamp duty, documentary taxes or similar taxes are payable by Barrick under the federal laws of Canada or the laws of the Province of Ontario in connection with the sale and delivery of the Shares pursuant to this Agreement by the Underwriters or the resale of Shares by an Underwriter to U.S. residents;

(xiii) Each of the Canadian Offering Documents (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form in all material respects with the requirements of Ontario Securities Laws;

(xiv) The documents incorporated by reference in the Canadian Final Prospectus (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), appear on their face, as of the respective dates on which they were filed with the Reviewing Authority under Ontario Securities Laws, to have been appropriately responsive in all material respects to the form requirements of Ontario Securities Laws as interpreted and applied by the Reviewing Authority, except in those respects for which exemptive relief has been obtained;

(xv) To the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Shares has been issued by the Canadian Securities Commissions and no proceedings for that purpose have been instituted or are pending or contemplated;

(xvi) Insofar as matters of Ontario law are concerned, (i) the Canadian Offering Documents filed on or before the date of such opinion, (ii) the Registration Statement and each amendment thereto filed on or before the date of such opinion, (iii) the filing of the Canadian Offering Documents filed on or before the date of such opinion with the Canadian Securities Commissions, and (iv) and the filing of the Registration Statement and each amendment thereto filed on or before the date of such opinion with the SEC have been duly authorized by and on behalf of Barrick; and each of the Canadian Offering Documents filed on or before the date of such opinion and the Registration Statement and each amendment thereto filed on or before the date of such opinion has been duly executed pursuant to such authorization by and on behalf of Barrick;

(xvii) To the best knowledge of such counsel: (a) there are no reports or other information that in accordance with the published requirements of Ontario Securities Laws must be made publicly available in connection with the offering of the Shares that have not been made available as required; and (b) there are no documents required to be filed with the Canadian Securities Commissions in connection with the Canadian Offering Documents that have not been filed as required;

(xviii) The TSX has accepted notice of the issuance of the Shares and has conditionally approved the listing of the Shares, subject only to the fulfillment of standard listing conditions;

(xix) The issuance of the Shares has been duly authorized by Barrick and, upon receipt by Barrick of consideration therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully-paid and non-assessable common shares of Barrick;

(xx) The statements under the headings “Enforceability of Certain Civil Liabilities” and “Plan of Distribution” in the Canadian Final Prospectus and the U.S. Final Prospectus and under the heading “Part II – Information Not Required to be Delivered to Offerees – Indemnification” in the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents described therein, fairly summarize such legal matters and documents in all material respects;

(xxi) The form of definitive share certificate representing the Shares to be delivered at the Closing Date or the Additional Closing Date, as applicable, complies in all material respects with the provisions of the Business Corporations Act (Ontario) and has been authorized and approved by Barrick; and

(xxii) The attributes of the Shares conform, in all material respects, with the description thereof contained under the heading “Description of Common Shares” in the Canadian Final Prospectus and the U.S. Final Prospectus.

In connection with this opinion, counsel may rely on the opinions of local counsel acceptable to the Underwriters’ counsel, as to form, substance and choice of counsel, acting reasonably, where it deems such reliance proper (it being understood and agreed that counsel may not rely on opinions of local counsel in the Provinces of Ontario or Quebec).

(e) Shearman & Sterling LLP, United States counsel for Barrick, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that:

(i) (A) The execution and delivery of this Agreement by Barrick and the performance by Barrick of its respective obligations hereunder and the consummation by Barrick of the transactions contemplated hereby, and (B) the issuance and delivery of the Shares, will not result in a violation of (I) the agreements or instruments set forth in Schedule A to such counsel’s opinion (which schedule shall list all indentures governed by the laws of the State of New York relating to public offerings in the United States or private placements in the United States made pursuant to Rule 144A under the U.S. Securities Act completed by Barrick or any subsidiary, in each case, which have been identified by Barrick as being material to Barrick and its subsidiaries considered as one enterprise) or (II) Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award listed in Schedule A attached to such counsel’s opinion (which schedule shall list all judgments, orders and decrees against Barrick and any subsidiary of Barrick by any court or governmental agency in the United States which have been identified by Barrick as being material to Barrick and its subsidiaries, considered as one enterprise); “Generally Applicable Law” means the federal law of the United States of America and the law of the State of New York that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to Barrick, this Agreement or the transactions governed by this Agreement;

(ii) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the issue and sale of the Shares or the performance by Barrick of the transactions contemplated by this Agreement, except as have been obtained and are in full force and effect under the U.S. Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares;

(iii) The statements in the Canadian Final Prospectus and the U.S. Final Prospectus under the caption “Certain United States Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein;

(iv) Barrick is not, and after the issuance of the Shares and the use of the proceeds therefrom as contemplated in the Canadian Final Prospectus and the U.S. Final Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act;

(v) Such counsel shall set forth in the body of such counsel’s opinion letter statements to the effect that (A) the Registration Statement was filed with the SEC on September 8, 2009, an amendment thereto was filed with the SEC on September 9, 2009, a second amendment thereto was filed with the SEC on September 9, 2009, a third amendment thereto was filed with the SEC on September [    ], 2009 and such Registration Statement became effective on September [    ], 2009; (B) the Form F-X was filed with the SEC concurrently with the filing of the Initial Registration Statement; and (C) such counsel was informed telephonically by a member of the staff of the SEC at approximately 8:30 a.m. (New York time) on the Closing Date or the Additional Closing Date, as the case may be, that there are no stop orders suspending the effectiveness of the Registration Statement; and

(vi) Such counsel shall state in a separate letter that, although they do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement or the U.S. Final Prospectus, except as set forth in subparagraph (iv) of such counsel’s opinion letter, (A) assuming the compliance of the Canadian Final Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Reviewing Authority, in such counsel’s opinion, the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion) as of the Effective Time, and the U.S. Final Prospectus

(other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion) as of its date, each appeared on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder; (B) the Form F-X as of its date appeared on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC applicable to such form, and (C) no facts came to such counsel’s attention which gave such counsel reason to believe that (I) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (II) the U.S. Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of its date, as of the Effective Time or as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Underwriters shall have received on the date of the filing of the Canadian Final Prospectus, on the Closing Date and on the Additional Closing Date, if applicable, a letter, dated the date of the Canadian Final Prospectus, the Closing Date and the Additional Closing Date, respectively, from Barrick’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Canadian Final Prospectus and the U.S. Final Prospectus;

(g) The Underwriters shall have received appropriate legal opinions of Barrick’s Québec counsel addressed to the Underwriters, (i) dated and delivered on the date of each of the Canadian Offering Documents, to the effect that, except for the financial statements of Barrick (including the notes thereto and the auditors’ report thereon) included or incorporated by reference therein and certain other financial information contained or incorporated by reference in the Canadian Offering Documents (collectively, the “Financial Information”), the French language version of each of the Canadian Offering Documents (including the French language version of the documents incorporated by reference therein) is in all material respects a complete and proper translation of the English language versions thereof; and (ii) dated and delivered on the Closing Date and the Additional Closing Date, if applicable, relating to the use of the French language in connection with the documents delivered to purchasers of the Shares in the Province of Québec;

(h) The Underwriters shall have received appropriate legal opinions of PricewaterhouseCoopers LLP, addressed to the Underwriters, dated and delivered on the date of each of the Canadian Offering Documents, to the effect that the French language version of the Financial Information is in all material respects a complete and proper translation of the English language version thereof;

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Barrick and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Offering Documents as of the date of this Agreement that in the reasonable judgment of the Representatives is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Offering Documents;

(j) Barrick shall have furnished evidence satisfactory to the Representatives that the Shares shall have been (a) listed and admitted and authorized for trading on the NYSE, subject only to the official notice of issuance, and (b) conditionally approved for listing on the TSX, subject only to standard listing conditions;

(k) Barrick shall have furnished or caused to be furnished to the Representatives on the Closing Date or the Additional Closing Date, as the case may be, certificates representing, in the aggregate, the Firm Shares or the Additional Shares, as applicable, represented by one or more global certificates in the name of CDS & Co. or its nominee or in such other name(s) as the Representatives, on behalf of the Underwriters, shall have directed; and

(l) Barrick shall have furnished or caused to be furnished to the Representatives on the Closing Date or the Additional Closing Date, as the case may be, a certificate or certificates of officers of Barrick satisfactory to the Representatives as to the accuracy of the representations and warranties of Barrick herein at and as of such Closing Date or Additional Closing Date, as the case may be, as to the performance by Barrick of all of its obligations hereunder to be performed at or prior to such Closing Date or Additional Closing Date, as the case may be, as to the matters set forth in subsection (a) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) Barrick agrees to indemnify and hold harmless each Underwriter, each director, officer or employee of each Underwriter and their respective affiliates, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, any issuer free writing prospectus as defined in Rule 433(h) under the U.S. Securities Act, any Barrick information that Barrick has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to Barrick in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless Barrick, each of the directors, officers and employees of Barrick and each person, if any, who controls Barrick within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Offering Documents, any issuer free writing prospectus as defined in Rule 433(h) under the U.S. Securities Act, any Barrick information that Barrick has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, but only with reference to information relating to such Underwriter furnished to Barrick in writing by such Underwriter through the Representatives expressly for use therein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a) above, and by Barrick, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Barrick on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Barrick on the one hand and of the Underwriters on the other hand in connection with the statements, omissions or activities that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Barrick on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by Barrick and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the U.S. Final Prospectus, as amended or supplemented, if applicable, bear to the aggregate public offering price of the Shares as set forth on such cover page. The relative fault of Barrick on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Barrick or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) Barrick and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting commissions received by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of Barrick contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,

(ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of Barrick, the officers or directors of Barrick or any person controlling Barrick, and (iii) acceptance of and payment for any of the Shares. Barrick hereby acknowledges and agrees that, with respect to this Section 8, the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees and controlling persons (collectively, the “Beneficiaries”). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of Barrick’s covenants under this Section 8 with respect to the Beneficiaries and accepts these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.

9. (a) The Representatives may terminate this Agreement, on behalf of all of the Underwriters and without liability, by notice given by the Representatives to Barrick, if (i) after the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE Euronext, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the TSX, (B) trading of any securities of Barrick shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States, Canada or the Province of Ontario shall have occurred, or (D) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Canadian or the Province of Ontario authorities and (ii) in the case of any of the events specified in (i)(A) through (Dv), such event, singly or together with any other such event makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Offering Documents.

(b) If, after the date hereof and prior to the time of the closing of the offering on the Closing Date or the Additional Closing Date, as applicable, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of any of the Underwriters seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of Barrick and its subsidiaries taken as a whole, then such Underwriter shall be entitled, at its option, to terminate its obligations under this Agreement (without liability) by written notice to that effect given to Barrick at any time at or prior to the time of the closing of the offering on the Closing Date or the Additional Closing Date, as applicable.

(c) If, after the date hereof and prior to the time of closing on the Closing Date or the Additional Closing Date, as applicable, there shall occur any material change or change in material fact which, in the reasonable opinion of the Representatives, would be expected to have a significant adverse effect on the market price or value of the Shares, the Representatives, on behalf of all of the Underwriters, shall be entitled, at their option, to terminate their obligations under this Agreement (without liability) by written notice to that effect, given to Barrick at or prior to the time of closing on the Closing Date or the Additional Closing Date, as applicable.

10. If, on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, at the time of closing on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and Barrick for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or Barrick. In the case where arrangements satisfactory to the Representatives and Barrick are made within 36 hours after such default, either the Representatives or Barrick shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Documents or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. If this Agreement shall be terminated pursuant to Sections 9 or 10 hereof, Barrick shall not be under any liability to any Underwriter under this Agreement except as provided in Sections 6 and 8 hereof, but if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of Barrick to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Barrick shall be unable to perform its obligations under this Agreement, Barrick will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but Barrick shall then be under no further liability to any Underwriter under this Agreement except as provided in Section 6 and 8 hereof.

12. (a) This Agreement represents the entire agreement between Barrick and the Underwriters with respect to the preparation of any prospectus relating to the Shares, the conduct of the offering and the purchase and sale of the Shares. Any and all previous agreements with respect to the purchase and sale of the Shares, whether written or oral, are hereby terminated.

(b) Barrick acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, Barrick or any other person, (ii) the Underwriters owe Barrick only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of Barrick. Barrick waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Time shall be of the essence in this Agreement. This Agreement may be signed in two or more counterparts and by facsimile or other electronic means, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

15. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

16. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o RBC Dominion Securities Inc., 4th Floor, South Tower, Royal Bank Plaza, 200 Bay Street, PO Box 50, Toronto, Ontario, Canada M5J 2W7 (fax: 416-842-7527); Attention: Gary Sugar; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036 (fax: 212-507-4075); Attention: Celestina Milner; J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358); Attention: Equity Syndicate Desk; and Scotia Capital Inc., Scotia Plaza, 66th Floor, 40 King Street West, P.O. Box 4085, Station “A”, Toronto, Ontario, Canada M5W 2X6 (fax: 416-863-7117); Attention: Jeff Richmond. Notices to Barrick shall be given to it at Barrick Gold Corporation, Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, P.O. Box 212, Toronto, Ontario Canada M5J 2S1 (fax: 416-861-9717); Attention: General Counsel.

17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, Barrick will indemnify each Underwriter, each person who controls any Underwriter and each affiliate of any Underwriter against any loss incurred by such Underwriter, such controlling person or such affiliate, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter, controlling person or affiliate, as the case may be, is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to Barrick an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of Barrick and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18. The representations, warranties, obligations and agreements of Barrick and of the Underwriters contained herein or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Shares and the Underwriters shall be entitled to rely on the representations and warranties of Barrick contained in or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a signed counterpart hereof and upon acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and Barrick.

BARRICK GOLD CORPORATION

By:	“Sybil E. Veenman”
Name:	Sybil E. Veenman
Title:	Senior Vice-President, Assistant General Counsel and Secretary

By:	“James W. Mavor”
Name:	James W. Mavor
Title:	Vice President & Treasurer

Accepted as of the date hereof.

RBC DOMINION SECURITIES INC.

By:	“Gary A. Sugar”
Name:	Gary A. Sugar
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	“John Tyree”
Name:	John Tyree
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	“Eddy Allegaert”
Name:	Eddy Allegaert
Title:	Executive Director

SCOTIA CAPITAL INC.

By:	“Jeffrey W. Richmond”
Name:	Jeffrey W. Richmond
Title:	Managing Director

BMO NESBITT BURNS INC.

By:	“Egizio Bianchini”
Name:	Egizio Bianchini
Title:	Managing Director

BNP PARIBAS (CANADA) SECURITIES INC.

By:	“Rejean Desmarais”
Name:	Rejean Desmarais
Title:	President

CIBC WORLD MARKETS INC.

By:	“Rick McCreary”
Name:	Rick McCreary
Title:	Managing Director, Head of Global Mining

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	“David A. Carson”
Name:	David A. Carson
Title:	Chief Operating Officer

GOLDMAN, SACHS & CO.

By:	“Goldman, Sachs & Co.”
Name:	Goldman, Sachs & Co.
Title:

MERRILL LYNCH CANADA INC.

By:	“Scott Langley”
Name:	Scott Langley
Title:	Vice President

UBS SECURITIES CANADA INC.

By:	“David Shaver”
Name:	David Shaver
Title:	Managing Director

By:	“Ted Larkin”
Name:	Ted Larkin
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	“Gavin McOuat”
Name:	Gavin McOuat
Title:	Managing Director

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	“Steven Latimer”
Name:	Steven Latimer
Title:	Director

HSBC SECURITIES (CANADA) INC.

By:	“Nicole Caty”
Name:	Nicole Caty
Title:	Director

ING BANK NV

By:	“Kim Balt”
Name:	Kim Balt
Title:	Managing Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	“Spenser S. Huston”
Name:	Spenser S. Huston
Title:	Managing Director

NATIONAL BANK FINANCIAL INC.

By:	“Bruno Kaiser”
Name:	Bruno Kaiser
Title:	Managing Director

TD SECURITIES INC.

By:	“Michael Faralla”
Name:	Michael Faralla
Title:	Managing Director

BROOKFIELD FINANCIAL CORP.

By:	“Mark Murski”
Name:	Mark Murski
Title:	Partner

CANACCORD CAPITAL CORPORATION

By:	“Craig Warren”
Name:	Craig Warren
Title:	Managing Director

CORMARK SECURITIES INC.

By:	“Peter Grosskopf”
Name:	Peter Grosskopf
Title:	Managing Director

DUNDEE SECURITIES CORPORATION

By:	“Richard Cohen”
Name:	Richard Cohen
Title:	Managing Director, Investment Banking

GENUITY CAPITAL MARKETS

By:	“Gunnar Eggertson”
Name:	Gunnar Eggertson
Title:	Principal

GMP SECURITIES L.P.

By:	“Eugene McBurney”
Name:	Eugene McBurney
Title:	Chairman

HAYWOOD SECURITIES INC.

By:	“Kevin Campbell”
Name:	Kevin Campbell
Title:	Managing Director

RESEARCH CAPITAL CORPORATION

By:	“Howard Katz”
Name:	Howard Katz
Title:	Managing Director - Mining Investment Banking

RBS CAPITAL MARKETS (CANADA) LIMITED

By:	“Albert Jones”
Name:	Albert Jones
Title:	Chief Financial Officer

SALMAN PARTNERS INC.

By:	“Terrance K. Salman”
Name:	Terrance K. Salman
Title:	President and Chief Executive Officer

THOMAS WEISEL PARTNERS CANADA INC.

By:	“Rob Magwood”
Name:	Rob Magwood
Title:	Director, Equity Capital Markets

Schedule I

Underwriter	Number of Shares to be Purchased
RBC Dominion Securities Inc.	21,206,945
Morgan Stanley & Co. Incorporated	21,206,945
J.P. Morgan Securities Inc.	16,574,618
Scotia Capital Inc.	16,574,617
BMO Nesbitt Burns Inc.	1,895,000
BNP Paribas (Canada) Securities Inc.	1,895,000
CIBC World Markets Inc.	1,895,000
Citigroup Global Markets Canada Inc.	1,895,000
Goldman, Sachs & Co.	1,895,000
Merrill Lynch Canada Inc.	1,895,000
UBS Securities Canada Inc.	1,895,000
Barclays Capital Inc.	473,750
Credit Suisse Securities (Canada), Inc.	473,750
HSBC Securities (Canada) Inc.	473,750
ING Bank NV	473,750
Mitsubishi UFJ Securities (USA), Inc.	473,750
National Bank Financial Inc.	473,750
TD Securities Inc.	473,750
Brookfield Financial Corp.	236,875
Canaccord Capital Corporation	236,875
Cormark Securities Inc.	236,875
Dundee Securities Corporation	236,875
Genuity Capital Markets	236,875
GMP Securities L.P.	236,875
Haywood Securities Inc.	236,875
Research Capital Corporation	236,875
RBS Capital Markets (Canada) Limited	236,875
Salman Partners Inc.	236,875
Thomas Weisel Partners Canada Inc.	236,875

94,750,000

Schedule II

1. Press release of Barrick, dated September 8, 2009, announcing the offering.